THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH SUCH ACT AND LAWS.

PROMISSORY NOTE

October 8, 2007

In consideration for a series of loans made and to be made by Bonnie Septimus (the “Payee”) to SENTRA CONSULTING CORP., a Nevada corporation (the “Maker”), of up to an aggregate of One Million Five Hundred Thousand Dollars and 00/100 ($1,500,000) pursuant to one or more advances (the “Principal Amount”), Maker promises to pay the Payee, on or before November 1, 2008 (the “Payment Date”), the Principal Amount and all interest accrued thereon as provided herein. Attached hereto is a schedule (Schedule A) setting forth the date of each advance and principal amount with respect to each of the loans.

Interest shall accrue on the unpaid balance of the Principal Amount at a rate of twelve percent (12%) per annum (the “Interest Rate”). All interest payable hereunder shall be computed on the basis of actual days elapsed and shall be due and payable on the Payment Date.

Maker shall have the right to prepay all or any portion of the outstanding Principal Amount and accrued interest thereon at any time without penalty or premium. All payments hereunder when paid shall be applied first to the payment of all accrued interest and the balance shall be applied to principal.

At any time, Payee shall have the right to convert all or any portion of the outstanding Principal Amount and accrued interest thereon into shares of Maker’s Series B Convertible Preferred Stock under the terms and provisions as set forth in the Certificate of Designation for the Series B Convertible Preferred Stock.

Notwithstanding any provision contained herein, the total liability of Maker for payment of interest pursuant hereto, including late charges, shall not exceed the maximum amount of such interest permitted by law to be charged, collected, or received from Maker, and if any payments by Maker include interest in excess of such a maximum amount, Payee shall apply such excess to the reduction of the unpaid principal amount due pursuant hereto, or if none is due, such excess shall be refunded.

1. Events of Default. In case one or more of the following events (each, an “Event of Default”) (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

a. Default in the payment, when due or declared due, of any principal or interest payments hereunder.

b. Maker makes a general assignment for the benefit of creditors; or, in the absence of such application, consent, acquiescence or action, a trustee, receiver or other custodian is appointed for Maker; or for a substantial part of the property of Maker; or any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is authorized or instituted by, or instituted against, Maker; or any warrant of attachment or similar legal process is issued against any substantial part of the property of Maker.

then, in each case where an Event of Default occurs, the Payee, by notice in writing to Maker shall inform Maker of such Event of Default and if such default is not cured within ten business days from the date such notice is received by Maker, then Payee, may, at its option, declare the outstanding Principal Amount to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

2. Representations of Payee. The Payee hereby acknowledges, represents and warrants to, and agrees with, the Maker as follows:

a. The Payee is executing the transactions contemplated by this Note, for her own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution, or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in this Note or any portion thereof. Further, the Payee does not have any contract, undertaking agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Note, in whole or in part.

b. The Payee is executing the transactions contemplated by this Note as a result of, or subsequent to, any advertisement, article, notice, or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person other than the officers of the Maker.

c. Payee understands that this Note has not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or registered or qualified under any the securities laws of any state or other jurisdiction, and is a “restricted security,” and cannot be resold or otherwise transferred unless it is registered under the Securities Act, and registered or qualified under any other applicable securities laws, or an exemption from such registration and qualification is available.

d. Payee is an “accredited investor” as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act by reason of Rule 501(3).

e. Payee is (i) experienced in making investments of the kind described herein and related documents, (ii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Maker or any of its affiliates or selling agents), to protect his own interests with respect to the Securities, and (iii) able to afford the entire risk of loss of his investment in the Securities.

f. Payee has the financial ability to bear the economic risk of her investment in the Securities, has adequate means for providing for his current needs and personal contingencies and has no need for liquidity with respect to any investment made pursuant to this Note. Payee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Securities.

g. Payee has reviewed or received copies of all reports and other documents filed by Maker with the Securities and Exchange Commission and any other documents or information requested by Payee.

h. Other than as set forth herein, Payee is not relying upon any other information, representation or warranty by Maker, or any officer, employee, agent or affiliate of Maker in determining to invest in the Securities.  Payee has consulted, to the extent deemed appropriate by Payee, with the Payee’s own advisers as to the financial, tax, legal and related matters concerning the transactions contemplated by this Note and on that basis believes that such transactions are suitable and appropriate for Payee.

3. Miscellaneous.

a. This Note shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the Maker and Payee.

b. All notices, requests, claims, demands and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given if delivered in person against written receipt, by facsimile transmission, overnight courier prepaid, or mailed by prepaid first class registered or certified mail, postage prepaid, return receipt requested to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section):

If to the Maker:

Sentra Consulting Corp.
466 Central Avenue, 2nd Floor
Cedarhurst, New York 11516
Telecopy: (516) 301-3939

If to Payee:

Bonnie Septimus
c/o Sentra Consulting Corp.
466 Central Avenue, 2nd Floor
Cedarhurst, New York 11516
Telecopy: (516) 301-3939

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, (iii) if delivered by overnight courier to the address as provided in this Section, be deemed given on the earlier of the first business day following the date sent by such overnight courier or upon receipt or (iv) if delivered by mail in the manner described above to the address provided in this Section, be deemed given on the earlier of the third business day following mailing or upon receipt.

c. This Note is to be governed by and construed in accordance with the laws of the State of New York. In any action brought under or arising out of this Note, the Maker hereby consents to the in personam jurisdiction of any state or federal court sitting in New York, New York, waives any claim or defense that such forum is not convenient or proper, and consents to service of process by any means authorized by New York law.

SENTRA CONSULTING CORP.

By:	/s/ Philip Septimus
Name:	Philip Septimus
Title:	President and Director

By:	/s/ Bonnie Septimus
Bonnie Septimus

Schedule A

Date of Issuance	Principal Amount
10/8/2007	$ 500,000.00
10/23/2007	$ 100,000.00

$ 600,000.00